Exhibit 99.1

Concur Reports Strong Revenue, Earnings and Cash Flow for Fiscal 2012

Increasing customer demand in core business and new markets expected to drive continued strong revenue growth of 25% in fiscal 2013

REDMOND, Wash., November 7, 2012 — Concur (Nasdaq: CNQR) today reported financial results for its fourth quarter and fiscal year ended September 30, 2012.

Concur reported total revenue for the fourth quarter of fiscal 2012 of $117.9 million, up 24% from the year-ago quarter and up 4% from the prior quarter. Fiscal 2012 fourth quarter non-GAAP pre-tax income was $23.1 million, or $0.40 per share.

For the full 2012 fiscal year, revenue increased 26% from the prior fiscal year to $439.8 million, and non-GAAP pre-tax income increased 19% from the prior fiscal year to $78.7 million, or $1.39 per share.

“Driven by the investments we made over the past few years, we continue to meet or exceed our targets on key financial metrics such as revenue, non-GAAP operating margin, non-GAAP earnings and cash flow,” said Steve Singh, Chairman and CEO of Concur. “Just as importantly, those investments are meaningfully expanding the addressable market we can serve and driving the innovation curve in our industry. As a result, we expect revenue in fiscal 2013 to grow by 25% fueled by strong customer growth across all geographies, notably the SMB and global account market segments.”

Singh continued, “Concur’s vision of The Perfect Trip is built on creating a travel ecosystem that dynamically responds to the needs of business travelers, the companies that they work for and the suppliers that serve them. Innovations such as Concur Open Booking and the Concur T&E Cloud are transforming our industry, and have been enthusiastically embraced by customers, suppliers and application developers. We are enabling the success of partners and application providers through the Concur T&E Cloud and fostering innovation through investments in companies such as TaxiMagic, ClearTrip, Yapta, Room 77 and buuteeq.”

Financial Highlights

•	Total revenue was $117.9 million for the fourth quarter of fiscal 2012, up 24% compared to the year-ago quarter, and up 4% sequentially.

•

Non-GAAP pre-tax income was $23.1 million, or $0.40 per share, for the fourth quarter of fiscal 2012, compared to $20.5 million, or $0.37 per share, for the year-ago quarter. Please refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures used in this press release.

•	Non-GAAP operating margin was 21% for the fourth quarter of fiscal 2012, compared to 24% for the year-ago quarter.

•	GAAP cash flow from operations of $37.0 million was ahead of our expectations for the fourth quarter of fiscal 2012.

•

GAAP net loss attributable to Concur was $8.2 million, or $0.15 net loss per share, for the fourth quarter of fiscal 2012, compared to $14.0 million, or $0.26 net loss per share, for the year-ago quarter.

•	Total revenue was $439.8 million for fiscal 2012, up 26% year-over-year.

•	Non-GAAP pretax income was $78.7 million, or $1.39 per share, for fiscal 2012, compared to $66.3 million, or $1.20 per share, for fiscal 2011.

•	Non-GAAP operating margin was 20% for fiscal 2012, compared to 21% for fiscal 2011.

•	GAAP cash flow from operations was $93.6 million for fiscal 2012, an increase of 22% compared to fiscal 2011.

•	GAAP net loss attributable to Concur was $7.0 million, or $0.13 net loss per share, for fiscal 2012, compared to $10.7 million, or $0.20 net loss per share, for fiscal 2011.

Recent Business Highlights

•

Concur is revolutionizing the corporate travel industry by continuing to drive innovation for travelers, businesses and suppliers to fuel The Perfect Trip™. Recent highlights delivered against this vision – supported by The Concur® T&E Cloud, Concur® Open Booking and Concur® Big Data – include:

•

Concur unveiled Trip Maximizer for Concurforce, the Concur travel and expense management offering designed for Salesforce that now enhances the entire process of planning, booking and conducting business travel for employees who need to visit with prospects and clients in the field.

•

Concur announced cloud-to-cloud integration with NetSuite where completed and approved T&E expense reports feed directly into the NetSuite Employee Center, making comprehensive and accurate T&E spend data available through NetSuite’s Accounts Payable and General Ledger services.

•

Concur co-led a $10 million funding round for buuteeq, the leading cloud digital marketing system for hotels, which helps hotels of all sizes, anywhere in the world reach their customers, and drives ongoing benefits for Concur corporate clients who want to deliver the broadest array of corporate-approved choices to their business travelers.

•	Concur extended its leadership position in the travel and expense management market, adding a record number of new clients across its global customer base.

•	The Company saw particular strength adding new customers and expanding deployments within its core enterprise customer segment.

•	Concur continues to experience rapid growth in the SMB market as these businesses look to capitalize on the benefits of an integrated solution.

•	The success of emerging markets such as Japan helped fuel the expansion of Concur’s global customer base and created new opportunities for future revenue growth.

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Concur is now actively selling its services to U.S. government agencies as the sole provider to power the U.S. General Services Administration (GSA) program for managing online bookings, travel authorizations and voucher processing for U.S. government agencies. Concur’s sole provider award was recently upheld by the U.S. General Accounting Office, which allowed Concur to begin selling its services into the 93 GSA-covered agencies despite a post-award bid protest filed by another provider.

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Concur continues to see momentum in helping higher education clients drive down the costs of travel and expense management – recently showcasing industry-leading innovation, a new partnership with Huron Consulting Group and higher education client successes at the 2012 Society for Collegiate Travel and Expense Management (SCTEM) Conference.

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Concur announced strong adoption and continued success of its Advisor Program – which provides accounting professionals with the tools, training and support to help them add Concur solutions service to their practice. To date, the program has enabled more than 3,000 accounting professionals and SMB consultants to bring greater value to their small business customers by introducing them to Concur expense reporting solutions that help save time, minimize hassles, control spending, optimize cash flow management and prevent fraud.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors. Please also refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures and a reconciliation of those measures to GAAP equivalents.

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Concur expects revenue for the first quarter of fiscal 2013 to grow approximately 21% year-over-year from the first quarter of fiscal 2012. For the first quarter of fiscal 2013, Concur expects non-GAAP pre-tax income per share to be $0.30. Non-GAAP pre-tax income excludes the effects of non-cash related items such as stock-based compensation expenses, amortization of intangible assets, and the accretion of the discount on our senior convertible notes. It also excludes the non-cash accounting implications and cash fees and expenses of acquisitions and other related strategic activity in which the Company may deploy capital.

•	Concur expects fiscal 2013 revenue to grow approximately 25% year-over-year from fiscal 2012.

•	Concur expects fiscal 2013 non-GAAP pre-tax income per share to be at least $1.40.

•	Concur expects fiscal 2013 non-GAAP operating margin to be approximately 16% to 19%.

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Concur expects cash flows from operations in fiscal 2013 to be at least $80 million, excluding the TripIt contingent consideration reconciliation, acquisition and other related costs. The Company expects capital expenditures in fiscal 2013 to be slightly greater than its typical range of 6% to 8% of revenue.

All company or product names are trademarks and/or registered trademarks of their respective owners.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential difficulties in connection with recent business and asset acquisitions, including achievement of the anticipated benefits of these acquisitions or the broader integration of such businesses with Concur; adverse economic or market conditions, which may cause customers and prospects to delay or reduce purchases of our products and services, cause customers to reduce business travel and correspondingly reduce the use of our products and services, reduce the ability of customers, channel partners, vendors and suppliers to fulfill their obligations to us, increase volatility of our stock price and foreign exchange rates, and otherwise adversely affect our operations and financial performance; potential delays in market adoption and penetration of our subscription service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our subscription service offerings; the scalability and security of our computer networks and hosting infrastructure for our subscription service offerings; risks associated with the privacy and protection of information while in our possession; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks or difficulties associated with expansion into new geographic markets; uncertain market acceptance of recently-introduced or future products and services; and risks associated with our financing and investment activities.

Please refer to the Company’s public filings made with the Securities and Exchange Commission at www.sec.gov for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Concur Technologies, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2012	2011	2012	2011
Revenue	$117,881	$95,155	$439,826	$349,488
Expenses:
Cost of operations	32,408	26,934	123,696	98,267
Sales and marketing	48,074	38,909	175,514	141,384
Systems development and programming	12,334	9,205	43,794	34,787
General and administrative	18,847	13,291	69,358	51,467
Revaluation of contingent consideration	(416)	2,624	(7,274)	4,034
Amortization of intangible assets	4,463	3,269	18,239	10,131

Total expenses	115,710	94,232	423,327	340,070

Operating income	2,171	923	16,499	9,418
Other income (expense):
Interest income	845	429	2,373	2,177
Interest expense	(4,913)	(4,708)	(19,334)	(18,527)
Loss from equity investments	(601)	(673)	(2,649)	(890)
Other, net	(214)	(496)	(1,237)	(809)

Total other expense	(4,883)	(5,448)	(20,847)	(18,049)

Loss before income tax	(2,712)	(4,525)	(4,348)	(8,631)
Income tax expense	5,717	9,555	3,227	2,233

Consolidated net loss	(8,429)	(14,080)	(7,575)	(10,864)

Less: Loss attributable to noncontrolling interest	223	49	569	121

Net loss attributable to Concur	$(8,206)	$(14,031)	$(7,006)	$(10,743)

Net loss per share attributable to Concur common stockholders:
Basic	$(0.15)	$(0.26)	$(0.13)	$(0.20)
Diluted	$(0.15)	$(0.26)	$(0.13)	$(0.20)
Weighted average shares used in computing net loss per share:
Basic	54,982	54,015	54,595	53,464
Diluted	54,982	54,015	54,595	53,464

Concur Technologies, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	September 30, 2012	September 30, 2011
Assets
Current assets:
Cash and cash equivalents	$302,274	$370,157
Short-term investments	201,062	185,392
Restricted cash	—	852
Accounts receivable, net of allowance of $1,507 and $1,307	86,591	66,963
Deferred tax assets	12,929	9,831
Deferred costs and other assets	47,312	32,865

Total current assets	650,168	666,060
Non-current assets:
Property and equipment, net	57,391	45,975
Investments	65,621	51,426
Deferred costs and other assets	42,650	35,049
Intangible assets, net	105,895	55,179
Deferred tax assets	17,657	22,970
Goodwill	281,892	279,192

Total assets	$1,221,274	$1,155,851

Liabilities and equity
Current liabilities:
Accounts payable	$12,674	$8,906
Customer funding liabilities	29,239	38,563
Accrued compensation	31,261	25,706
Acquisition-related liabilities	4,488	3,968
Acquisition-related contingent consideration	22,692	—
Other accrued expenses and liabilities	32,035	23,546
Deferred revenues	69,838	55,888
Senior convertible notes, net	251,607	—

Total current liabilities	453,834	156,577
Non-current liabilities:
Senior convertible notes, net	—	239,461
Deferred rent and other long-term liabilities	634	744
Deferred revenues	17,578	16,381
Acquisition-related contingent consideration	—	33,490
Tax liabilities	8,155	9,367

Total liabilities	480,201	456,020

Equity:
Concur stockholders’ equity:
Common stock, $0.001 par value per share	55	54
Authorized shares: 195,000
Shares issued and outstanding: 55,058 and 54,065
Additional paid-in capital	861,301	811,888
Accumulated deficit	(117,285)	(110,279)
Accumulated other comprehensive loss	(3,579)	(3,008)

Total Concur stockholders’ equity	740,492	698,655

Noncontrolling interest	581	1,176

Total equity	741,073	699,831

Total liabilities and equity	$1,221,274	$1,155,851

Concur Technologies, Inc

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2012	2011	2012	2011
Operating activities:
Consolidated net loss	$(8,429)	$(14,080)	$(7,575)	$(10,864)
Adjustments to reconcile consolidated net loss to net cash provided by operating activities:
Amortization of intangible assets	4,463	3,269	18,239	10,131
Depreciation and amortization of property and equipment	6,199	4,644	23,219	19,499
Accretion of discount and issuance costs on notes	3,116	2,907	12,146	11,333
Provision for (recovery of) doubtful accounts	(155)	(496)	200	(1,067)
Share-based compensation	18,119	11,120	57,193	35,974
Revaluation of contingent consideration	(416)	2,624	(7,274)	4,034
Deferred income taxes	3,389	8,611	(179)	1,253
Excess tax benefits from share-based compensation	(484)	(33)	(848)	(234)
Loss from equity investments	601	673	2,649	890
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(1,472)	(838)	(20,136)	(11,343)
Deferred costs and other assets	(7,323)	(7,982)	(13,428)	(14,819)
Accounts payable	1,696	3,694	1,665	2,986
Accrued liabilities	13,670	14,919	12,345	17,567
Deferred revenues	4,030	4,668	15,369	11,623

Net cash provided by operating activities	37,004	33,700	93,585	76,963

Investing activities:
Purchases of investments	(100,747)	(90,196)	(542,871)	(425,449)
Maturities of investments	143,142	81,767	527,380	541,388
Decrease in customer funding liabilities, net of changes in restricted cash	(62)	(23,948)	(8,523)	(26,776)
Investment in and loans to unconsolidated affiliates	(4,842)	(3,000)	(23,708)	(46,271)
Capital expenditures	(8,130)	(6,996)	(30,725)	(27,932)
Payments for acquisitions, net of cash acquired	—	837	(68,266)	(42,424)
Payment of contingent consideration related to Etap acquisition	—	—	(5,275)	—

Net cash provided by (used in) investing activities	29,361	(41,536)	(151,988)	(27,464)

Financing activities:
Investments in consolidated joint venture by noncontrolling interest	—	—	—	1,152
Payments on repurchase of common stock	—	(1,601)	(1,451)	(1,601)
Net proceeds from share-based equity award activity	753	349	2,817	1,980
Proceeds from employee stock purchase plan activity	587	481	2,304	1,855
Minimum tax withholding on restricted stock awards	(4,482)	(842)	(14,200)	(11,936)
Excess tax benefits from share-based compensation	484	33	848	234
Repayments on capital leases	—	—	—	(199)

Net cash used in financing activities	(2,658)	(1,580)	(9,682)	(8,515)

Effect of foreign currency exchange rate changes on cash and cash equivalents	751	(622)	202	75

Net increase (decrease) in cash and cash equivalents	64,458	(10,038)	(67,883)	41,059
Cash and cash equivalents at beginning of period	237,816	380,195	370,157	329,098

Cash and cash equivalents at end of period	$302,274	$370,157	$302,274	$370,157

Concur Technologies, Inc.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(In thousands, except per share and margin data)

(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2012	2011	2012	2011
Operating income:
Operating income	$2,171	$923	$16,499	$9,418
Income from operations as a % of total revenue (operating margin)	1.8%	1.0%	3.8%	2.7%
Add back:
Share-based compensation	18,119	11,120	57,193	35,974
Amortization of intangibles	4,463	3,269	18,239	10,131
Acquisition and other related costs	311	484	1,193	4,165
Revaluation of contingent consideration	(416)	2,624	(7,274)	4,034
Contingent consideration (included in compensation expense)	(284)	4,238	(396)	9,540
Noncontrolling interest joint venture	223	49	569	121

Non-GAAP operating income	$24,587	$22,707	$86,023	$73,383

Non-GAAP operating income as a % of total revenue (non-GAAP operating margin)	20.9%	23.9%	19.6%	21.0%
Net income (loss) attributable to Concur:
Net loss attributable to Concur	$(8,206)	$(14,031)	$(7,006)	$(10,743)
Add back:
Share-based compensation	18,119	11,120	57,193	35,974
Amortization of intangibles	4,463	3,269	18,239	10,131
Acquisition and other related costs	311	484	1,193	4,165
Revaluation of contingent consideration	(416)	2,624	(7,274)	4,034
Contingent consideration (included in compensation expense)	(284)	4,238	(396)	9,540
Loss from equity investments	601	673	2,649	890
Accretion of note discount	2,794	2,599	10,880	10,121
Income tax expense	5,717	9,555	3,227	2,233

Non-GAAP pretax income attributable to Concur	$23,099	$20,531	$78,705	$66,345

Diluted net income (loss) per share attributable to Concur:
Diluted net loss per share attributable to Concur	$(0.15)	$(0.26)	$(0.13)	$(0.20)
Add back:
Share-based compensation	0.32	0.20	1.01	0.65
Amortization of intangibles	0.08	0.06	0.32	0.19
Acquisition and other related costs	0.01	0.01	0.02	0.08
Revaluation of contingent consideration	(0.01)	0.05	(0.12)	0.07
Contingent consideration (included in compensation expense)	(0.01)	0.08	(0.01)	0.17
Loss from equity investments	0.01	0.01	0.05	0.02
Accretion of note discount	0.05	0.05	0.19	0.18
Income tax expense	0.10	0.17	0.06	0.04

Non-GAAP pretax diluted income per share attributable to Concur	$0.40	$0.37	$1.39	$1.20

Shares used in calculation of GAAP and non-GAAP income (loss) per share attributable to Concur:
GAAP basic shares	54,982	54,015	54,595	53,464
GAAP diluted shares	54,982	54,015	54,595	53,464
Adjustment for unvested share-based awards	2,315	1,691	2,063	2,018

Non-GAAP diluted shares	57,297	55,706	56,658	55,482

Concur Technologies, Inc.

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

(In thousands, except per share and margin data)

(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2012	2011	2012	2011
Non-GAAP operating expense:
Cost of operations	$29,705	$25,432	$116,076	$94,777
Sales and marketing	39,722	29,373	147,862	113,470
Systems development and programming	10,232	7,318	37,658	28,116
General and administrative	13,613	10,324	52,173	39,741

Total	$93,272	$72,447	$353,769	$276,104

Non-GAAP operating margin *	20.9%	23.9%	19.6%	21.0%
Non-GAAP pretax diluted income per share attributable to Concur *	$0.40	$0.37	$1.39	$1.20

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2012	2011	2012	2011
Cost of operations	$32,408	$26,934	$123,696	$98,267
Less:
Share-based compensation	2,650	1,484	7,489	3,440
Acquisition and other related costs	—	—	6	—
Noncontrolling interest joint venture	53	18	125	50

Non-GAAP cost of operations	$29,705	$25,432	$116,076	$94,777

Sales and marketing	$48,074	$38,909	$175,514	$141,384
Less:
Share-based compensation	8,496	5,691	27,744	19,273
Contingent consideration (included in compensation expense)	(257)	3,831	(358)	8,624
Acquisition and other related costs	11	—	36	—
Noncontrolling interest joint venture	102	14	230	17

Non-GAAP sales and marketing	$39,722	$29,373	$147,862	$113,470

System development and programming	$12,334	$9,205	$43,794	$34,787
Less:
Share-based compensation	2,113	1,480	6,126	5,747
Contingent consideration (included in compensation expense)	(27)	407	(38)	916
Acquisition and other related costs	—	—	5	—
Noncontrolling interest joint venture	16	—	43	8

Non-GAAP systems development and programming	$10,232	$7,318	$37,658	$28,116

General and administrative	$18,847	$13,291	$69,358	$51,467
Less:
Share-based compensation	4,860	2,465	15,834	7,514
Acquisition and other related costs	300	484	1,146	4,165
Noncontrolling interest joint venture	74	18	205	47

Non-GAAP general and administrative	$13,613	$10,324	$52,173	$39,741

*	Please refer to the reconciliation of GAAP to non-GAAP financial measures on previous page.

CONCUR TECHNOLOGIES, INC.

About Concur’s Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Concur’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in our periodic filings with the Securities and Exchange Commission and not to rely on any single financial measure to evaluate our business.

Concur’s management believes that its non-GAAP financial measures provide useful information to investors because it allows investors to view the business through the eyes of management. Further, Concur believes that its non-GAAP financial measures provide meaningful supplemental information regarding Concur’s operating results because they exclude amounts that Concur excludes as part of its monitoring of operating results and assessing the performance of the business. In addition, Concur believes that its non-GAAP financial measures facilitate the comparison of results for current periods and the business outlook for future periods with results of past periods because the measures provide a special focus on the underlying operating performance of the business relative to expectations.

Concur presents the following non-GAAP financial measures in this release: non-GAAP operating income, non-GAAP operating margin, non-GAAP operating expense, non-GAAP pre-tax income, non-GAAP cost of operations, non-GAAP sales and marketing expenses, non-GAAP systems development and programming expenses, non-GAAP general and administrative expenses, non-GAAP diluted shares, and non-GAAP diluted pre-tax income per share. Concur excludes the following items as noted from these non-GAAP financial measures:

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Share-based compensation. Concur’s non-GAAP financial measures exclude share-based compensation, which consists of expenses for restricted stock units (“RSU”). Concur excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that it does not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods.

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Amortization of intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets such as customer relationships and technology. Concur excludes these items from its non-GAAP financial measures because they are typically static expenses that Concur does not consider part of ongoing operating results when assessing the performance of our business, and Concur believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

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Acquisition and other related costs. We have excluded the effect of acquisition and other related costs from our non-GAAP financial measures. We incurred such expenses in connection with our acquisitions and other strategic investments which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. We also believe it is useful for investors to understand the effects of these items on our operations. Acquisition and other related costs include transaction fees, due diligence costs, travel expenses, and other one-time direct costs associated with strategic activity in which we may deploy capital.

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Revaluation of contingent consideration. The authoritative guidance on business combinations requires contingent consideration to be recorded at fair value on the acquisition date. The authoritative guidance also requires that changes in the fair value of the contingent consideration subsequent to the acquisition date be recorded in our statements of income. Under the prior authoritative guidance, contingent consideration would have been included as a component of deal consideration based on the actual amount paid, if any, when the contingency was resolved. Concur’s non-GAAP financial measures exclude the revaluation of contingent consideration, which is the change in fair value of the liability-classified acquisition-related contingent consideration. Concur excludes the unrealized gains or losses from the re-measurement of the contingent consideration from its non-GAAP financial measures in order to facilitate the comparison of post-acquisition operating results. We believe it is useful for investors to understand the effects of these items on our operations.

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Contingent consideration (included in compensation expense). Concur’s non-GAAP financial measures exclude contingent consideration included in compensation expense which relates to the potential cash payment to certain TripIt employees whose right to receive such payment is forfeited if they terminate their employment prior to the required service period. The contingent cash payment that these employees are entitled to receive is part of the consideration that all TripIt shareholders received from Concur in exchange for their TripIt shares. As receipt of the contingent payment is subject to continued employment, GAAP requires that it be accounted for as compensation expense and such expense is also subject to revaluation similar to the item above “revaluation of contingent consideration”. Concur excludes this item from its non-GAAP financial measures primarily because it is a component of the deal consideration that it does not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of post-acquisition operating results.

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Noncontrolling interest joint venture. Noncontrolling interest joint venture includes income or loss from operations due to our joint venture partner and is excluded from the calculation of non-GAAP operating income because it is unrelated to our ownership in the venture.

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Loss from equity investments. For investments under the equity method, Concur recognizes its share of the earnings or losses of an investee and adjusts the carrying amount of an investment for its share of the earnings or losses of the investee, including adjustments to recognize certain differences between our carrying value and our equity in net assets, after the date of investments. Concur’s non-GAAP financial measures excluded the earnings or losses from GAAP income because it is unrelated to our ongoing operations and is significantly impacted by factors outside our direct control.

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Accretion of note discount. In accordance with GAAP, interest expense on the senior convertible notes includes the accretion of the discount, which is a non-cash expense that Concur does not consider part of ongoing operating results when assessing the performance of our business.

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Income tax expense (benefit). Concur excludes this expense from certain non-GAAP financial measures primarily because it is largely a non-cash expense that Concur does not consider a meaningful component of our operating results when assessing the performance of our business, and the exclusion of this expense (benefit) facilitates the comparison of our business outlook for future periods with results for prior periods.

Further, for calculating non-GAAP pre-tax income per share:

•	Pre-tax income is adjusted for the impact of the non-GAAP adjustments described above.

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Non-GAAP diluted shares are adjusted to include the anti-dilutive impact of options to purchase shares of our own stock that reduce the potential economic dilution upon conversion of our senior convertible notes. Under GAAP, the anti-dilutive impact of such call options (“Senior Convertible Notes Hedge”) is not reflected in diluted shares. Concur has included the anti-dilutive impact of the Senior Convertible Notes Hedge, if any, in non-GAAP diluted shares because we believe it is useful for investors to understand their economic effects.

•	The dilutive effect of all unvested share-based awards, if any, are included in the calculation of non-GAAP pre-tax income per share.

Except as noted below, Concur believes that all of the following considerations apply equally to each of the non-GAAP financial measures that we present:

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Concur’s management uses non-GAAP operating income (including the derived non-GAAP operating margin), non-GAAP operating expense, non-GAAP pre-tax income and non-GAAP diluted pre-tax income per share in internal reports used by management in monitoring and making decisions regarding Concur’s business. For example, these measures are used in monthly financial reports prepared for management, and in quarterly reports to Concur’s Board of Directors. Concur also uses non-GAAP pre-tax diluted income per share as a measure to determine executive cash incentive compensation.

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Because share-based compensation, amortization of intangible assets, accretion of discount on senior convertible notes and income tax expense (benefit) are largely non-cash in nature, Concur believes that non-GAAP operating income, non-GAAP operating expense, non-GAAP diluted shares, non-GAAP pre-tax income and non-GAAP diluted pre-tax income per share provide a more focused view of the operations of its business. In particular, share-based compensation amounts are difficult to forecast because the magnitude of the charges depends upon the volume and timing of RSU grants. Excluding these amounts improves comparability of the performance of the business across periods.

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The principal limitation of Concur’s non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

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To mitigate this limitation, Concur presents its non-GAAP financial measures in connection with its GAAP results, and recommends that investors do not give undue weight to its non-GAAP financial measures.

About Concur

Concur® is a leading provider of integrated travel and expense management solutions for companies of all sizes. Concur’s easy-to-use web-based and mobile solutions help companies and their employees control costs and save time. Learn more at www.concur.com.

CONTACT: Investors, Todd Friedman, Concur, +1-415-401-1205, Todd.Friedman@concur.com; or Press, Kristin Prigmore, Weber Shandwick for Concur, +1-206-576-5551, kprigmore@webershandwick.com